EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated May 7, 2012, on the financial statements of Winchester Holding Group at December 31, 2011 and for the period from September 14, 2011 (inception) to December 31, 2011 included herein on the Amendment No. 1 to the registration statement of Winchester Holding Group on Form S-11, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
July 30, 2012